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                                                                    Exhibit 10.7
Execution Copy

                        LICENSE AND ASSIGNMENT AGREEMENT

            This LICENSE AGREEMENT (this "Agreement") has been executed and delivered this 30th day of December, 1993 by and between CAROL MANAGEMENT CORPORATION, a New York corporation ("Doral Licensor" or "Blue Monster Assignor") with an office at 122 East 42nd Street -- Suite 1601, New York, New York 10168-3410, C.A.H. SPA OF FLORIDA CORP., a Florida corporation ("Saturnia Assignor") with an office at 4950 N.W. 93rd Doral Place, Miami, Florida, and KSL HOTEL CORP. ("KSL Hotel") and KSL SPA CORP. ("KSL Spa"), each a Delaware corporation with its principal office at 56-140 PGA West Boulevard, La Quinta, California 92253 (KSL Hotel and KSL Spa are collectively referred to as "Purchaser").

                                   WITNESSETH:

            WHEREAS, Doral Licensor and its affiliates own and manage hotel and resort properties and is the former owner of the resort known as the Doral Resort and Country Club located in Dade County, Florida (the "Country Club");

            WHEREAS, Saturnia Assignor is the former owner of the spa property known as Doral Saturnia International Spa located in Dade County, Florida (the "Spa");

            WHEREAS, the Purchaser intends to use the "Doral" name in accordance with the terms and conditions of this Agreement;

            WHEREAS, Doral Licensor has the right to use the name "Doral" in connection with the Country Club and Spa and desires
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to permit the use of such name on the terms and conditions described herein;

            WHEREAS, Saturnia Assignor has the right to use the name "Saturnia" at the Spa on the terms and conditions set forth in that certain Agreement dated November 20, 1992 among Saturnia Assignor, Terme di Saturnia S.r.l., and Elebel S.p.A. and that certain License Agreement made as of September 28, 1986 among Elebel S.p.A. and Saturnia Assignor, a copy of each of which is attached hereto as Exhibit A (such two agreements are collectively referred to as the "Saturnia License"); and

            WHEREAS, Saturnia Assignor intends to assign all of its right, title and interest in and to the Saturnia License to Purchaser on the terms and conditions of this Agreement;

            WHEREAS, Blue Monster Assignor intends to assign all of its right, title and interest in and to the "Blue Monster" name and mark to Purchaser; and

            WHEREAS, Doral Licensor intends to assign all of its right, title and interest in and to all other trade names, trademarks, service marks, designs and logos, except the Marks (as hereinafter defined), that are used at the Country Club or Spa in connection with the operations of the Country Club or Spa or the amenities therein, such as names of food and beverage operations, golf course designations, and designations and names used on other resort amenities at the Country Club or Spa.

            NOW, THEREFORE, in consideration of the premises and mutual agreements herein and other good and valuable consideration, the receipt and sufficiency of which are
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acknowledged, Doral Licensor (also known as Blue Monster Assignor), Saturnia
Assignor and Purchaser agree as follows:

            1. Definitions. In addition to the terms defined elsewhere herein, as used herein, the terms set forth below shall have the following respective meanings:

            (a) "Accessory Products" shall mean products and merchandise.

            (b) "Amenities" shall mean fixed supplies and consumables offered to guests, licensees and invitees solely at the Resort such as towels, ashtrays, bathrobes, toiletries and sports and other equipment that bear the Licensed Marks.

            (c) "Golf Facility" shall mean any hotel, lodging business or other hotel or lodging facility with overnight accommodations that includes at least 18-holes of golf and in which golf is more than an incidental amenity, but constitutes a substantial portion of the hospitality experience.

            (d) "Future Territory" shall mean any real property that (1) is contiguous or adjacent to the Original Territory, and (2) is acquired from time to time after the date hereof by the Purchaser, and (3) consists substantially of resort amenities or operations that become integrated with the operations of the Resort so that such additional parcels and the Original Territory are operated as a single, integrated resort and hospitality operation.

            (e) "Greater Miami Area" shall mean any area that is located fully or partially within any of the following geographic designations (1) the city limits of the City of Miami, Florida,
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(2) the surrounding 60-mile radius of the Territory, and (3) the boundaries of any of Dade, Broward or Palm Beach County, Florida, whether within or beyond such 60-mile radius.

            (f) "License" shall mean the rights of the Purchaser to use the Licensed Marks as described in Section 2 of this Agreement.

            (g) "Licensed Mark" shall mean the name "Doral" and logos and abbreviations thereof described on Exhibit B attached hereto alone or in combination with any other trademark, service mark, trade name, design, logo or phrase (including in combination with or as a "tag-line" with another name or mark of another hotel or hospitality company) other than the existing licensed uses of "Doral" that are listed on Exhibit C attached hereto.

            (h) "Marks" shall mean the Licensed Marks and the Resort Name

            (i) "Multi-Property Catalog Standards" shall mean the following standards: (1) in addition to Accessory Products that use the Marks and Accessory Products that are not marked with a hot_____ or resort trademark the catalog includes items that are limited to Accessory Products from other resorts or hotels that Purchaser or Purchaser's affiliates own or manage, (2) the title of the catalog does not include the name "Doral", (3) and (4) the catalog includes prominent notification so that the average reader of the catalog is made aware that the Accessory Products that use the Marks identify the Resort in Miami, Florida. Notwithstanding anything in the foregoing to the contrary, such a
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catalog may include products from other properties, not owned or managed by
Purchaser or Purchaser's affiliates provided that such products are first-class, luxury goods and merchandise-targeted at the middle to upper segments of the purchasing public and such catalog is approved in advance by Doral Licensor, which approval shall not be unreasonably withheld or delayed.

            (j) "Operating Standard" shall mean standards of maintenance, service, operation and amenities so that the Resort qualifies and is actually rated at least a three-star Mobil resort or a three-diamond Automobile Association of America ("AAA") resort, as evidenced by the annual certification of such rating services, as the requirements for such ratings may change from time. If the rating services change the scale of their rating standards, then the "three-star" or "three-diamond" rating, as the case may be, for purposes of this definition shall be changed to reflect the rating that is closest to the rating of the respective "three-star" or "three-diamond" rating as of the date hereof. If both of such ratings services cease to rate resorts, then a substitute rating service and rating classification system that is generally used throughout the resort hospitality industry in the United States, that is reasonably comparable to the Mobil and AAA rating services and that is reasonably acceptable to both Doral Licensor and Purchaser shall be the substitute rating service used for this Operating Standard and the applicable rating standard shall be the standard that most closely resembles the "three-star" Mobil or "three-diamond" AAA rating as of the date hereof.
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                                                                               6


            (k) "Original Territory" shall mean that certain real property more particularly described on Exhibit D attached hereto.

            (l) "Promotional Products" shall mean accessories, goods and merchandise, including books and written material, that (1) use any of the Marks and (2) are distributed for the purpose of promoting or advertising the Resort and increasing and improving the business thereof and (3) for which the Purchaser charges the buyer thereof no more than the actual costs of production and distribution thereof and not for the purpose of making a profit on the sale thereof.

            (m) "Resort" shall mean the resort that is solely within the Territory.

            (n) "Resort Name" shall mean the names "Doral Resort and Country Club" and "Doral Saturnia International Spa" for the Resort within the Territory or such other Licensed Mark chosen by Purchaser for the name of the Resort.

            (o) "Territory" shall mean the Original Territory plus any Future Territory.

            2. Grant of License for "Doral" Name. (a) Notwithstanding anything to the contrary in this Agreement or otherwise, Purchaser shall have no rights to use the Licensed Marks or the "Doral" name, except as explicitly set forth in this Section 2.

            (b) On the terms and subject to the provisions set forth herein, Doral Licensor hereby grants to-Purchaser and Purchaser shall have the perpetual and irrevocable right to:
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            (1)   use the Resort Name as the name of the Resort and to use any other Licensed Marks within the Territory;

            (2) use the Marks on Accessory Products that are (i) sold over-the-counter at a retail location that is solely within the Territory or (ii) sold through catalog sales provided that
                  (A) such catalog (the "Predominantly Doral Catalog") includes predominantly Accessory Products that are also sold at the Resort and the catalog is prominently marked so that the consumer is made aware that such Accessory Products included in the Predominantly Doral Catalog are also sold at the Resort or (B) such catalog (the "Multi-Property Catalog") satisfies the Multi-Property catalog Standards;

            (3) use the Marks on Promotional Products that are distributed anywhere;

            (4) use the Marks to advertise, promote or market anywhere for the uses permitted under this Section 2(b) hereof;

            (5)   use the Marks on Amenities;

            (6) register and maintain a security interest against the Licensed Mark in the U.S. Patent and Trademark Office solely-for the purpose of providing public notice of and securing the License and rights granted to Purchaser pursuant to this Agreement
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                                                                               8


                  and for no other purpose. Such security interest for such purposes is hereby granted to Purchaser and, in furtherance thereof, Doral Licensor agrees to execute and deliver to Purchaser the form of Notice of Security Interest attached hereto as Exhibit E for submission to the U.S. Patent and Trademark Office for recording. Without limiting the generality of the foregoing, except as this Agreement explicitly restricts Doral Licensor's use or licensing of the Marks or grants use or licensing of the Marks to Purchaser the rights granted under this clause (6) to Purchaser do not permit Purchaser to (i) interfere with Doral Licensor's ownership or use of the Licensed Marks in any manner, whether by foreclosure or by the seeking of any remedy to acquire any interest, whether legal or beneficial, in the Licensed Mark, and Purchaser waives any of such rights that Purchaser may have now or hereafter at law or equity or (ii) impede or hinder in any manner whatsoever, Doral Licensor's rights to exercise any and all rights arising out of its ownership of the Licensed Mark and rights to use it.

            (c) Notwithstanding anything to the contrary set forth herein, the License granted to Purchaser is subject to the following covenants, restrictions and limitations:
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            (1)   In no event shall the Resort Name be used for any real
                  property, except the real property that is located within the Territory;

            (2) Except as set forth in clauses (b)(2), (b)(3) and (b)(4) of this Section, in no event shall any accessory or any other product or item that bears the Marks be sold outside the Territory;

            (3) The license granted under this Section 2 shall be indivisible and may not be partially assigned or sold, but this restriction does not limit (i) Purchaser's right to assign or transfer all of its rights hereunder without Doral Licensor's consent, (ii) Purchaser's right to transfer all of its right, title and interest in and to its rights hereunder with respect to the Spa, or (ii) sub-licensing Purchaser's rights hereunder to third-parties provided, however, that at all times Purchaser shall be responsible for the activities of such third-parties and such third parties shall only hold sub-licenses of Purchaser's rights hereunder;

            (d) Commencing December 1, 1993 Doral Licensor shall not further use or license the Marks in a manner that uses the five word block "Doral Resort and Country Club," the five word block "Doral Country Club and Resort" or three word block "Doral International Spa" as a block, and only as a block anywhere in the world, such as, for example, "Doral Resort and Country Club
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of Arizona" or "Arizona Doral Resort and Country Club," except, however, that nothing in this Agreement, other than as provided in this subparagraph (d) and subparagraphs (e) and (f) of this Section, shall restrict Doral Licensor's right to use any other combination of the words in such block or any of such words in such block alone or with other words such as, for example, "Doral," "Doral Resort, "Doral Country Club," "Doral Golf," "Doral Club" or words of similar import so long as such words do not include any of such five word blocks or three word block as a block in the name;

            (e) Commencing December 1, 1993 Doral Licensor shall not further use or license the Marks in a manner that uses or permits the use of the name "Doral" as the tradename or "doing business" name of any Golf Facility in the area that is within the State of Florida and south of the boundary designated on the map attached hereto as Exhibit F;

            (f) Commencing December 1, 1993 Doral Licensor shall not further use or license the use of the Marks for any business enterprise, including, without limitation, a hotel or resort, within the Greater Miami Area, except that this restriction shall not apply to the use of the name "Doral" in connection with the existing resort known as "Doral Ocean Beach Resort" located at 4833 Collins Avenue, Miami Beach, Florida or in connection with uses associated with Doral Properties, Inc. as of the date hereof provided, however, that such use does not relate to golf, golf equipment, golf resorts or golf accessories within the Greater Miami Area;
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            (g) Except as explicitly set forth in this Section 2, nothing in the foregoing or this Agreement shall prevent or limit the use of the name "Doral" in any way by Doral Licensor or Doral Licensor's authorized users that have been authorized to use the name "Doral" either solely or in conjunction with any names, terms or phrases;

            (h) Except as set forth in this Section 2, in no event shall any rights of Purchaser or Doral Licensor to use the Marks be implied out of or interpreted within the meaning of any other provision of this Agreement or otherwise;

            (i) From and after December 31, 1994, Purchaser shall not have the right to designate any item or property, including, without limitation, an Accessory Product, Promotional Product or Amenities, using the exact words "Doral Exclusive" or "Doral Exclusive Collection" or use such exact words in connection with any of its activities hereunder, but Purchaser may continue to use any other designations permitted hereunder including, for example, "Exclusivity By Doral"; and

            (j) In no event shall the Purchaser have the right to use the name "Doral" or "The Doral" itself solely as the name of the Resort, but nothing in this clause shall impose additional restrictions or limitations on Purchaser's rights to use the name "Doral" on Accessory Products, Amenities or Promotional Products as otherwise provided to Purchaser herein.

            3. Cooperation and Infringement. (a) Neither party hereto shall hold itself or its property out to others, whether through advertising or otherwise, as having any current
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affiliation with any property of the other party. Doral Licensor shall not advertise, promote or otherwise use in written material its former affiliation with the Resort, including, without limitation, the use of its former affiliation in the marketing of its development expertise, without the prior approval of Purchaser, which approval Purchaser shall not unreasonably withhold. Nothing in this paragraph shall prohibit Doral Licensor or its beneficial owners from accurately describing or confirming the ownership of a beneficial interest in the Resort during the period that Doral Licensor or its beneficial owners actually hold such interest so long as such description or confirmation is not included as part of a marketing, promotion or public advertisement.

            (b) Each party hereto shall promptly notify the other party in writing of any legal proceeding that is instituted or written claim or demand asserted by any third party of which such party becomes aware with respect to the validity or infringement of any trademark or tradename that the other party is using or owns. If, as a result of either party's use of the Marks in violation of this Agreement, any legal proceeding or written claim or demand is asserted by any third party with respect to the validity or infringement of any trademark or trade name, the violating party will assume the duties, responsibilities and financial liabilities and costs and expenses with respect to such legal proceeding, claim or demand and shall indemnify and hold the other party harmless from and against any losses, liability,
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costs (including reasonable attorneys' fees) that the other party may incur in connection with such proceeding, claim or demand.

            (c) Each party shall promptly notify the other party in writing of any infringement of a trademark or tradename by any third party of which such party becomes aware, which infringement commences after execution of this Agreement and which affects the rights of the other party to use any Mark; provided, however, that neither party is required to engage in any independent investigation of such violations. Doral Licensor and Purchaser shall cooperate with and generally assist each other in taking such action as may be necessary or desirable against any such infringement. Either Doral Licensor or Purchaser shall have the right to protect and preserve the Marks, including the right to commence and prosecute an infringement action to the extent such infringement affects such party's rights to the Mark provided, however, that if Doral Licensor elects to undertake an enforcement proceeding and continues to prosecute such action with reasonable diligence, then Purchaser shall not have the right to undertake such proceeding, but shall cooperate and assist Doral Licensor if Purchaser so elects. Neither party shall enter into any settlement or consent agreement that may affect the rights of the other party with respect to the Marks without the prior written consent of such other party. Each party shall pay its own legal fees and expenses in connection with any undertaking hereunder.

            4. Assignments. (a) Assignment of Saturnia License. Saturnia Assignor hereby transfers and assigns all of its right,
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title and interest in and to the Saturnia License to Purchaser. The assignment set forth herein shall survive the expiration or termination of this Agreement.

            (b) Representations Concerning Saturnia License. In connection with such transfer and assignment, Saturnia Assignor hereby represents and warrants that as of the date hereof (i) the Saturnia License attached hereto is the true and complete copy of the agreement setting forth the right of Saturnia Assignor to use the "Saturnia" and "Terme di Saturnia" names, (ii) Saturnia Assignor has not encumbered or subjected the Saturnia License to any liens, (iii) Saturnia License has not received any written notice of default or notice that the Saturnia License is or has been terminated and that the Saturnia License is in full force and effect and (iv) the payments due under the Saturnia License are current. Except as explicitly set forth herein, Saturnia Assignor makes no warranty or representation with respect to the Saturnia License or the subject matter of the Saturnia License.

            (c) Assumption of Saturnia License. Purchaser hereby assumes all of the obligations of Saturnia Assignor arising out of or in connection with the Saturnia License that are incurred on or after the date hereof and indemnifies and holds Saturnia Assignor harmless from and against any loss, liability, claims, expenses, and damages, including reasonable attorneys' fees, that are incurred on or after the date hereof. Saturnia Assignor hereby holds Purchaser harmless from and against any loss, liability, claims, expenses and damages, including reasonable
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attorneys' fees, arising out of the Saturnia License that are incurred prior to the date hereof.

            (d) Assignment of Blue Monster Mark. Blue Monster Assignor hereby assigns to Purchaser all right, title and interest in and to the trademark BLUE MONSTER. Concurrently with the execution and delivery of this Agreement, Blue Monster Assignor shall execute and deliver to Purchaser the form of Trademark Assignment attached hereto as Exhibit G.

            (e) Assignment of Other Names. To the extent Doral Licensor or Saturnia Assignor has any interest in any other names or goodwill not otherwise explicitly described in this Agreement that are used within the Territory in the operation of the Resort, except the Licensed Marks, such as, but not limited to, names of food and beverage operations, golf course designations, and other such designations and names of resort amenities, Doral Licensor and Saturnia Licensor hereby transfer all of their right, title and interest therein to Purchaser, but nothing herein purports to transfer an interest in any name that is owned by any on-site third-party, if any, such as franchisees, lessees, or other operators that carry out business within the Territory with the U.S. Patent and Trademark Office or any state agency with state jurisdiction over such matters, except as Doral Licensor may, from time to time, consent in writing, which consent Doral Licensor shall not unreasonably withhold or delay in providing, provided, however, the Licensed Mark or any other mark or name that uses any of the Marks that Purchaser requests be so registered shall only be registered in the name of Doral
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Licensor. To protect Purchaser in the event Doral Licensor unreasonably withholds or delays in providing the consented requested pursuant to this Agreement, Purchaser is irrevocably appointed as the attorney-in-fact of Doral Licensor solely for the limited purpose of completing the registration (the "New Registration") of the mark or name included in such request in the name of Doral Licensor in the U.S. Patent and Trademark Office or any state agency with state jurisdiction over such matters and for the additional purpose of executing a Notice of Security Interest for the New Registration in substantially the form of Exhibit E attached hereto.

            (d) Purchaser shall regard and preserve as confidential any information received from Doral Licensor after the date of this Agreement concerning Doral Licensor or Doral Licensor's affiliates' strategy concerning the Licensed Marks, including marketing approach, enforcement methods and strategy, litigation strategy, infringements and general business plan, except information that is or becomes part of the public domain with the U.S. Patent and Trademark office or any state agency with state jurisdiction over such matters, except as Doral Licensor may, from time to time, consent in writing, which consent Doral Licensor shall not unreasonably withhold or delay in providing, provided, however, the Licensed Mark or any other mark or name that uses any of the Marks that Purchaser requests be so registered shall only be registered in the name of Doral Licensor. To protect Purchaser in the event Doral Licensor unreasonably withholds or delays in providing the consented
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requested pursuant to this Agreement, Purchaser is irrevocably appointed as the attorney-in-fact of Doral Licensor solely for the limited purpose of completing the registration (the "New Registration") of the mark or name included in such request in the name of Doral Licensor in the U.S. Patent and Trademark Office or any state agency with state jurisdiction over such matters and for the additional purpose of executing a Notice of Security Interest for the New Registration in substantially the form of Exhibit E attached hereto.

            (d) Purchaser shall regard and preserve as confidential any information received from Doral Licensor after the date of this Agreement concerning Doral Licensor or Doral Licensor's affiliates' strategy concerning the Licensed Marks, including marketing approach, enforcement methods and strategy, litigation strategy, infringements and general business plan, except information that is or becomes part of the public domain.

            (e) At all times, Purchaser, at its sole expense, shall cause the business of the Resort to be conducted in a manner that satisfies the Operating Standard. To confirm such Operating Standard Purchaser, at its own expense, shall apply for a review, inspection and determination of the applicable ratings service and complete such review and determination no less than once each calendar year, use all due diligence to complete such inspection and review, and submit to Doral Licensor within twenty (20) days after delivery thereof a copy of the rating service's determination and conclusion. Notwithstanding anything in the foregoing to the contrary, the failure to satisfy the Operating
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Standard shall not be deemed a breach by Purchaser hereunder unless the
Operating Standard is not satisfied for two (2) consecutive years commencing during the calendar year 1995.

            (f) Neither Purchaser nor any entity related to or controlled by Purchaser shall form an entity, including a corporation or partnership, that uses or incorporates the name "Doral," except, however, that Purchaser shall have the right to name an entity "Doral Golf of Florida, _______" where the blank may be completed with "Inc.," "Corp," "Corporation," "Ltd.," "L.P." or "Limited Partnership," provided, however, that (1) such entity, directly or indirectly, holds no other significant assets, including management contracts, other than the Resort and the business of the Resort, or relating to the Resort and (2) upon a transfer of the assets or business of the Resort to another entity, the Purchaser shall cause the entity named "Doral Golf of Florida, " to either be dissolved in accordance with applicable law or change its corporate name to a name that does not include the Licensed Mark for all purposes.

            5. Perpetual Grant/Remedies. (a) This Agreement will commence on the date of execution and delivery hereof and shall continue perpetually and be irrevocable and not be terminated.

            (b) Each party shall have, and hereby reserves all of the rights and remedies, other than the right of termination by Doral Licensor, which it has or which are granted to it by operation of law or in equity, for injunctive relief, specific
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performance and damages for breach of this Agreement by the other party.

            (c) In any proceeding brought by either party hereto to enforce the provisions of this Agreement, the prevailing party therein shall be entitled to reasonable attorneys' fees and disbursements incurred in connection with such enforcement.

            (d) In any Proceeding (as hereinafter defined) brought by Doral Licensor to enforce the provisions of this Agreement in which Doral Licensor prevails, in addition to all attorneys' fees and disbursements that are required to paid in accordance with this Agreement or as a matter of law, Doral Licensor shall be entitled to damages in the amount that is the greater of (i) damages awarded by the court in such proceeding or (ii) the Minimum Damages Amount (as hereinafter defined). For purposes of determining the Minimum Damages Amount a "Proceeding" shall mean and include all proceedings arising out of the same facts or circumstances or brought in a single action that form the basis for the enforcement of this Agreement. For purposes of this Agreement "Minimum Damage Amount" shall mean an amount as follows:

            (i)   the first (1st) Proceeding, $100,000,

            (ii)  the second (2nd) Proceeding, $200,000,

            (iii) the third (3) and each Proceeding thereafter, $300,000.

            6. Intentionally Deleted.

            7. Representations and Warranties. (a) The parties hereto each represent and warrant as follows:
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            (i) It is a duly organized and validly existing corporation or partnership in good standing under the laws of the state or jurisdiction under which it was formed and has taken all required corporate or partnership action to authorize the execution, delivery and performance of this Agreement;

            (ii) It has the corporate or partnership right, power and authority to enter into this Agreement and to perform all of its obligations hereunder;

            (iii) The execution and delivery of this Agreement and the consummation of such party of the transactions contemplated by this Agreement do not violate, conflict with or constitute a default or require a consent under (A) such party's Articles or Certificate of Incorporation or Partnership, as the case may be, or By-Laws or Partnership or Joint Venture Agreement, as the case may be, or (B) the terms and provisions of any agreement, license, trust, indenture or other instrument or restriction to which it is a party or by which it or any material part of its assets may be bound, or any order, award, judgment or decree to which it is a- party or by which it or any material part of its assets may be bound; and

            (iv) Upon execution and delivery, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

            (b) Doral Licensor represents and warrants to Purchaser that: (1) Doral Licensor has not licensed or
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                                                                              21


otherwise granted any rights to any third party to the names "Doral Resort & Country Club" or "Doral Saturnia Spa" or "Doral International Spa" or the "Blue Monster" or any other marks that Doral Licensor has assigned hereunder, (2) to the best of Doral Licensor`s knowledge, Doral Licensor owns the trademark for the Licensed Marks and, prior to the date hereof, the Blue Monster Mark, (3) prior to the date hereof Doral Licensor has not received any notice of a claim that the Marks or any other names assigned hereunder infringe on any other rights or marks held by any other person, (4) to the best of its knowledge, without independent investigation, the rights licensed or assigned hereunder are materially sufficient to operate the Resort in substantially the manner and to the extent operated by Doral Licensor immediately prior to this Agreement, (5) Doral Licensor has not licensed or authorized the use of any of the Marks within the Greater Miami Area except Doral Ocean Beach Resort and Doral Properties, Inc., (6) since October 1, 1993 Doral Licensor has not granted a security interest in the Licensed Marks, (7) that certain mortgage dated September _,
1991 encumbering Block 2111, Lot 11, Queens County, New York is the only grant of a security interest in connection with those certain WCC-1 Financing Statements Nos. 208610 and 208611 filed 10/2/91 with the Secretary of State of New York and (8) WCC-1 Financing Statement No. 92-252705 filed 12/9/92 with the Florida Secretary of State has been terminated.
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                                                                              22


            8. General.

            8.1 Notices. Notices, statements and other communications to be given under the terms of this Agreement shall be in writing and delivered (i) by hand against receipt, or (ii) by certified or registered mail, return receipt requested, addressed as follows:

            (a) if to the Purchaser:

                KSL Recreation Corporation
                56-140 PGA West Boulevard
                La Quinta, California 92252
                Attention: President

            with a copy to:

                KSL Recreation Corporation
                56-140 PGA West Boulevard
                La Quinta, California 92252
                Attention: General Counsel

            with a copy to:

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, New York 10017-3909
                Attention: Gary Horowitz, Esq.

            with a copy to:

                Glenn Beaton, Esq.
                Beaton & Swanson
                4582 South Ulster -- Suite 403
                Denver, CO 80237

            (b) if to Doral Licensor:

                Carol Management Corporation
                122 East 42nd Street -- 16th Floor
                New York, New York 10168-1694
                Attention: President

            with a copy to:

                John G. Calotta, Esq.
                Calotta Levine Samuel & Schreiber
                12 East 41st Street
                New York, New York 10017
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                                                                              23


Service of any such notice or demand so made by mail shall be deemed complete on the day of actual delivery as shown by the addressee's receipt or, if sent by mail, at the expiration of the third day after the date of mailing, whichever is earlier in time. Either party hereto may from time to time, by notice in writing served upon the others as aforesaid, designate a different mailing address or a different person to which all such notices or demands are thereafter to be addressed.

            8.2 Waiver. All rights of the parties hereto are separate and cumulative, and no one of them, whether exercised or not, will be deemed to be to the exclusion of any other rights or will be deemed to limit or prejudice any other legal or equitable rights or remedies that the parties hereto may have. The parties hereto will not be deemed to waive, either expressly or by implication, any of their rights or remedies under this Agreement except by a duly executed written waiver. No delay or omission on the part of either party in exercising any right will operate as a waiver of such right or any other rights. Waiver on any one occasion will not be construed as a bar to or waiver or any right on any future occasion.

            8.3 Applicable Law; Consent to Jurisdiction and Venue. The parties hereto expressly and irrevocably submit to the non-exclusive jurisdiction of the courts (either federal or state), found within the County of New York, State of New York in connection with any matter arising out of this Agreement or the subject matter hereof. The parties hereto waive to the fullest extent that they may effectively do so, the defense of an
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                                                                              24


inconvenient forum to the maintenance of any such action or proceeding in the courts of the jurisdiction specified above. This Agreement shall be construed under and shall be governed by the internal laws of the State of New York without giving effect to principles of conflicts of law. Each party represents and warrants to the other that it is not entitled to the defense of sovereign immunity in any matter in connection with this Agreement or the ownership, management, or operation of the Resort.

            8.4 Intentionally Deleted.

            8.5 Entire Agreement. This Agreement contains the entire agreement of the parties hereto, and supersedes all other oral or written representations, statements, promises, agreements or letter or other expressions of intent of any kind with respect to the subject matter hereof. This Agreement may not be modified or amended without the written consent of all parties hereto. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that all parties hereto have contributed substantially and materially to the preparation of this Agreement.

            8.6 Binding Nature of Aqreement. This Agreement is binding upon and inures to the benefit of the parties hereto and, to the extent assignable, their respective successors and permitted assigns.
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                                                                              25


            8.7 Force Majoure. Neither party hereto shall have any liability for delay or non-fulfillment of any terms of this Agreement caused by any circumstance not within such party's reasonable control (but excluding financial inability) such as acts of God, force majeure, riots or civil disturbance, strikes, embargoes, accidents or fire.

            8.8 Indemnification. Each party ("Indemnifying Party") shall indemnify the other and the other's affiliates, officers, agents, directors and shareholders (individually, "Indemnified Party," and collectively, "Indemnified Parties") and hold the Indemnified Parties harmless with respect to any loss, liability, damage, expense or fine (including all reasonable attorneys' fees and expenses) to which any Indemnified Party become subject by reason of any act or omission of the Indemnifying Party or such Indemnifying Party's agent, officer, director, or beneficial owner arising out of or in connection with the use of the Licensed Marks after the date of this Agreement in the case of such act or omission by Purchaser and both before and after the date of this Agreement in the case of such act or omission by Doral Licensor.

            8.9 Execution of Additional Documents. The parties hereto shall execute and deliver such other instruments or documents as may be necessary or desirable to effectuate the purposes of this Agreement.

            8.10 Intentionally Deleted.

            8.11 Headings. The titles set forth in this Agreement are for convenience only and shall not be considered as part of
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                                                                              26


the Agreement in any respect nor shall they in any way affect the substance of any provisions contained in this Agreement.

            8.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

            8.13 Assignment. Neither party shall be restricted from assigning this Agreement, except as otherwise restricted hereunder. Any assignment of rights hereunder that is in violation of this Agreement shall be null and void. Any assignment or other encumbrance by Doral Licensor shall be subject to the security interest granted hereunder. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and any such successors and assigns, except, however, that any purported assignee that claims rights hereunder arising out of an assignment that violates this Agreement shall have no rights or benefits under this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and duly witnessed, all as of the day and year first above written.

                                       KSL Hotel Corp.



                                       By:______________________________________
                                          Name:
                                          Office:


                                       KSL Spa Corp.



                                       By_______________________________________